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                                                               EXHIBIT 23(A)





                       CONSENT OF INDEPENDENT ACCOUNTANTS



We consent to the incorporation by reference in this registration statement on Form S-4 of our report dated February 20, 1997, on our audits of the consolidated financial statements of The Colonial BancGroup, Inc., as of December 31, 1996 and 1995 and for each of the three years in the period ended December 31, 1996 and our report dated February 20, 1997, except Note 2 as to which the date is March 5, 1997, on our audits of the supplemental consolidated financial statements of The Colonial BancGroup Inc., as of December 31, 1996 and 1995, and for each of the three years in the period ended December 31, 1996. We also consent to the reference to our firm under the caption "Experts".


/s/ Coopers & Lybrand L.L.P.


Montgomery, Alabama
April 28, 1997


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                          CONSENT OF TAX ACCOUNTANTS

We consent to the reference in this registration statement on Form S-4 of our firm under the caption "The Merger - Certain Federal Income Tax Consequences", and to the inclusion of our opinion at Exhibit 8 of the registration statement.

/s/ Coopers & Lybrand L.L.C.

Birmingham, Alabama
April 30, 1997